KELSO TECHNOLOGIES INC.

(the "Corporation")

2021 RESTRICTED SHARE UNIT PLAN

1. PURPOSE

1.1 Purpose of the Plan

This Plan has been established by the Corporation to assist the Corporation in the recruitment and retention of highly qualified employees and consultants by providing a means to reward superior performance, to motivate Participants under the Plan to achieve important corporate and personal objectives and, through the issuance of Restricted Share Units in the Corporation to Participants under the Plan, to better align the interests of Participants with the long-term interests of Shareholders.

2. PLAN DEFINITIONS AND INTERPRETATIONS

In this Plan, the following terms have the following meanings:

(a) "Account" means the bookkeeping account established and maintained by the Corporation for each Participant in which the number of Restricted Share Units of the Participant are recorded.

(b) "Applicable Law" means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules.

(c) "Beneficiary" means any person designated by the Participant as his or her beneficiary under the Plan in accordance with Section 15.1 or, failing any such effective designation, the Participant's legal representative.

(d) "Board" means the Board of Directors of the Corporation.

(e) "Change of Control" means:

(i) the acquisition by any persons acting jointly or in concert (as determined by the Securities Act (British Columbia)), whether directly or indirectly, of voting securities of the Corporation that, together with all other voting securities of the Corporation held by such persons, constitute in the aggregate more than 50% of all outstanding voting securities of the Corporation;

(ii) a Reorganization or other form of business combination of the Corporation with another corporation that results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination;

(iii) the sale, lease or exchange of all or substantially all of the property of the Corporation to another person, other than in the ordinary course of business of the Corporation or to a related entity; or

(iv) any other transaction or event that is deemed to be a "Change of Control" for the purposes of this Plan by resolution of the Board, in its sole discretion.

(f) "Committee" means the Compensation Committee of the Board or any other committee or person designated by the Board to administer the Plan.

(g) "Consultant" means a person, other than an Employee or a Director or Officer, that:

(i) is engaged to provide on an ongoing bona fide basis consulting, technical, management or other services to the Corporation or to an affiliate of the Corporation, other than services provided in relation to a distribution, (ii) provides the services under a written contract with Corporation or the affiliate, (iii) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an affiliate of the Corporation, and (iv) has a relationship with the Corporation or an affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation; and includes: (v) for a Consultant who is an individual, a corporation of which the individual is an employee or shareholder, and a partnership of which the individual is an employee or partner; and (vi) for a Consultant that is not an individual, an employee, executive officer, or director of the Consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a related entity of the Corporation.

(h) "Corporation" means Kelso Technologies Inc. and its respective successors and assigns, and any reference in the Plan to action by the Corporation means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Board including, without limitation, the Committee.

(i) "Designated Subsidiary" means an entity (including a partnership) in which the Corporation holds, directly or indirectly, a majority voting interest and which has been designated by the Corporation for purposes of the Plan from time to time.

(j) "Director" means a director of the Corporation or any Designated Subsidiary.

(k) "Employee" means an employee of the Corporation or any of its Designated Subsidiaries or any combination or partnership of such corporations.

(l) "Employer" means the Corporation, the Designated Subsidiary or the combination or partnership of such corporations that employs the Participant or that employed the Participant immediately prior to the Participant's Termination Date.

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(m) "Exchange" means the TSX or another stock exchange where the majority of the trading volume and value of the common shares of the Corporation occurs.

(n) "Exchange Hold Period" has the meaning ascribed thereto by Exchange for a hold period prior to which the securities are not freely tradeable.

(o) "Expiry Date" means, with respect to Restricted Share Units granted to a Participant, the date determined by the Corporation for such purpose for such grant, which date shall be no later than the date which is one year after the Participant's Termination Date and shall, in all cases, be in compliance with the requirements pertaining to the exception to the application of the salary deferral arrangement rules in paragraph 248(1)(k) of the Income Tax Act (Canada), as such section may be amended or re-enacted from time to time.

(p) "Good Reason" means the occurrence of any one or more of the following without a Participant's written consent:

(i) a material change in the Participant's position or duties, responsibilities, title or office in effect immediately prior to or in connection with a Change of Control, which includes any removal of the Participant from or any failure to re-elect or re-appoint the Participant to any such position or office;

(ii) a reduction in the Participant's overall annual compensation for services provided to the Corporation in the cumulative amount of 5% or more within a 12 month period;

(iii) any change to the terms or conditions of the employment of the Participant that would constitute "constructive dismissal" as that term is defined at common law which the Corporation fails to remedy within thirty (30) days of receiving written notice from the Participant of any such change; or

(iv) the Corporation relocating the Participant to any place other than the location at which the Participant reported for work on a regular basis immediately prior to or in connection with a Change of Control or a place within 15 kilometres of that location.

(q) "Grant Agreement" means an agreement between the Corporation and a Participant under which Restricted Share Units are granted, together with such amendments, deletions or changes thereto as are permitted under the Plan.

(r) "Grant Date" means the date a Share Unit is granted to a Participant under the Plan.

(s) "Insider" means:

(i) a director or senior officer of the Corporation;

(ii) a director or senior officer of a person that is itself an insider or subsidiary of the Corporation;

(iii) a person that beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the Corporation; or

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(iv) the Corporation itself if it holds any of its own securities.

(t) "Market Value" with respect to a Share as at any date means, subject to the exceptions, if any, prescribed by the Exchange from time to time:

(i) the last closing price of the Corporation's shares before the issuance of the Restricted Share Units; and

(ii) if the Corporation's shares trade on the TSX, or another stock exchange where the majority of the trading volume and value of the shares occurs, the price is calculated based on a reasonable pre-determined formula, which formula is accepted by the Exchange and is based on a volume weighted average trading price or average daily high and low board lot trading price for the five trading days prior to the issuance of the Restricted Share Units.

In the event that the Common Shares are not listed and posted for trading on any stock exchange, the Share Price shall be the Share Price as determined by the Board in its discretion, acting reasonably and in good faith. Fractional Common Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

(u) "Officer" means an executive officer of the Corporation or any Designated Subsidiary.

(v) "Participant" means a bona fide full-time or part-time Employee, a Consultant or a Director or Officer who, in any such case, has been designated by the Corporation for participation in the Plan, provided that a "investor relations person" (as such term is defined Securities Act (British Columbia)) shall not be an eligible Participant.

(w) "Payout Date" in respect of any Share Unit means the third anniversary of the Grant Date of the Share Unit, unless (i) an earlier date has been approved by the Committee as the Payout Date in respect of such Share Unit, or (ii) Section 7.1, 8.3, or 13.4 is applicable, in which case the Payout Date in respect of such Share Unit shall be the date established as such in accordance with the applicable Section; provided that, notwithstanding any other provision hereof, in no event will the Payout Date in respect of any Share Unit be after the Expiry Date or after December 31 of the calendar year which is three years following the end of the year in which services to which the grant of such Share Unit relates were performed by the Participant to whom such Share Unit was granted.

(x) "Plan" means this 2021 Restricted Share Unit Plan.

(y) "Reorganization" means any (i) capital reorganization (including but not limited to a share consolidation or split), (ii) merger, (iii) amalgamation, or (iv) arrangement or other scheme of reorganization.

(z) "Security Based Compensation Arrangements" means any and all plans or other arrangements whereby equity shares of the Corporation or securities convertible into shares are issued, reserved for issuance or rights to such securities granted, where such rights are granted primarily for compensation purposes and are not issued as part of a securities offering for cash or other tangible consideration.

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(aa) "Shareholders" means the holders of Shares.

(bb) "Shares" mean common shares of the Corporation and includes any securities of the Corporation into which such common shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed, pursuant to a Reorganization or otherwise.

(cc) "Share Unit" means a restricted share unit credited by means of an entry on the books of the Corporation to a Participant pursuant to the Plan, representing the right to receive, subject to and in accordance with the Plan, for each Vested Share Unit one Share or cash equal to the Market Value of one Share, at the time, in the manner, and subject to the terms, set forth in the Plan and the applicable Grant Agreement.

(dd) "Stock Exchange Rules" means the applicable rules of any stock exchange upon which Shares are listed.

(ee) "Stock Option Plan" means the Corporation's stock option plan approved by Shareholders on June 25, 2020.

(ff) "Termination Date" means the date on which a Participant ceases, for any reason including resignation, retirement, termination, death or disability, to be an active Employee, a Consultant, or a Director or Officer, as the case may be, and, in the case of a Participant who is an Employee, where the employment is terminated by the Employer, whether wrongful or for cause or otherwise, such date shall be the date notice of termination is provided (and for greater certainty does not include any period of contractual or common law notice after the effective date in the notice of termination) and, in the case of a Participant who is an Consultant, the date the written contract between the Consultant and the Corporation or any Designated Subsidiary is terminated or expires and the Consultant no longer provides services thereunder.

(gg) "TSX" means the Toronto Stock Exchange;

(hh) "Vested Restricted Share Units" shall mean Restricted Share Units in respect of which all vesting terms and conditions set forth in the Plan and the applicable Grant Agreement have been either satisfied or waived in accordance with the Plan.

2.2 In this Plan, unless the context requires otherwise, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

3. GRANT OF RESTRICTED SHARE UNITS AND TERMS

3.1 Grant of Restricted Share Units

The Corporation may grant Restricted Share Units to such Participant or Participants in such number and at such times as the Corporation may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by the Participant for a fiscal year. Unless otherwise determined by the Board in its discretion, the award of a Share Unit is considered a bonus for services rendered in the calendar year in which the award is granted.

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3.2 Number and Terms of Restricted Share Units

In granting any Restricted Share Units pursuant to Section 3.1, the Corporation shall designate:

(a) the number of Restricted Share Units which are being granted to the Participant;

(b) any time or performance based conditions as to vesting of the Restricted Share Units to become Vested Restricted Share Units;

(c) the Payout Date; and

(d) the Expiry Date;

which shall be set out in the Grant Agreement. For greater certainty, no term or condition imposed under a Grant Agreement may have the effect of causing settlement or payment of the value of a Share Unit to a Participant to occur after December 31 of the third calendar year following the end of the year in which the service to which the grant of such Share Unit relates were rendered.

3.3 Share Unit Conditions

The conditions may relate to all or any portion of the Restricted Share Units in a grant and may be graduated such that different percentages of the Restricted Share Units in a grant will become Vested Restricted Share Units depending on the extent of satisfaction of one or more such conditions.  The Corporation may, in its discretion and having regard to the best interests of the Corporation, subsequent to the Grant Date of a Share Unit, waive any resulting conditions.

4. GRANT AGREEMENT

4.1 Grant Agreement Required

Each grant of a Share Unit will be set forth in a Grant Agreement containing terms and conditions required under the Plan (and, for greater certainty, the terms of this Plan shall be deemed to be incorporated by reference into any Grant Agreement) and such other terms and conditions not inconsistent herewith as the Corporation may, in its sole discretion, deem appropriate.

5. SHARE UNIT GRANTS AND ACCOUNTS

5.1 Participant Accounts

An Account shall be maintained by the Corporation for each Participant.  On the Grant Date, the Account will be credited with the Restricted Share Units granted to a Participant on that date.

6. PAYOUTS

6.1 Forms of Payout

On each Payout Date, the Participant shall be entitled to receive, and the Corporation shall issue or provide, a payout with respect to those Vested Restricted Share Units in the Participant's Account to which the Payout Date relates, in one of the following forms:

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(a) subject to Shareholder approval of this Plan and the limitations set forth in Section 12 below and in accordance with any Applicable Law, Shares issued from treasury equal in number to the Vested Restricted Share Units in the Participant's Account to which the Payout Date relates, subject to any applicable deductions and withholdings;

(b) subject to and in accordance with any Applicable Law, Shares purchased by an independent administrator of the Plan (if and when an independent administration is so engaged by the Corporation) in the open market for the purposes of providing Shares to Participants under the Plan equal in number to the Vested Restricted Share Units in the Participant's Account to which the Payout Date relates, subject to any applicable deductions and withholdings;

(c) the payment of a cash amount to a Participant on the Payout Date equal to the number of Vested Restricted Share Units in respect of which the Corporation makes such a determination, multiplied by the Market Value on the Payout Date, subject to any applicable deductions and withholdings; or

(d) any combination of the foregoing,

 as determined by the Corporation, in its sole discretion.

6.2 No Fractional Shares

No fractional Shares shall be issued and any fractional entitlements will be rounded down to the nearest whole number.

6.3 Shares Issued from Treasury Are Fully Paid

Shares issued by the Corporation from treasury under Section 6.1(a) of this Plan shall be considered fully paid in consideration of past service that is no less in value than the fair equivalent of the money the Corporation would have received if the Shares had been issued for money.

6.4 Exchange Hold Period and Legend

If required by the policies of the Exchange or any Applicable Laws, the certificates representing Shares issued upon the payout of Vested Restricted Share Units (if paid out prior to the expiry of the Exchange Hold Period) may bear the following Exchange Hold Period or similar legend:

"Without prior written approval of the Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert date that is four months and a day after the distribution date]."

7. CHANGE OF CONTROL

7.1 Effect of Change of Control

Notwithstanding the conditions as to vesting of Restricted Share Units contained in any individual Grant Agreement, if at any time within one year from the date of a Change of Control: (i) a Participant's relationship with the Corporation is terminated by the Corporation other than for cause or (ii) a Participant resigns for Good Reason, all outstanding Restricted Share Units held by such Participant shall become Vested Restricted Share Units and the Payout Date in connection with such Participant's Vested Restricted Share Units shall be accelerated to the date of such Participant's termination or resignation for Good Reason and the Corporation shall issue Shares to such Participants with respect to such Vested Restricted Share Units in accordance with Section 6.

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8. TERMINATION OF EMPLOYMENT AND FORFEITURES

8.1 Effect of Termination

Unless otherwise determined by the Corporation pursuant to Section 8.2, on a Participant's Termination Date, any Restricted Share Units in a Participant's Account which are not Vested Restricted Share Units shall terminate and be forfeited.

8.2 Termination Without Cause

Notwithstanding Section 8.1, where a Participant ceases to be an Employee as a result of the termination of his or her employment without cause, then in respect of each grant of Restricted Share Units made to such Participant, at the Corporation's discretion, all or a portion of such Participant's Restricted Share Units may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Corporation in its sole discretion.

8.3 Acceleration of Payout Date for Vested Restricted Share Units

In the event a Participant's Termination Date is prior to the Payout Date with respect to any Vested Restricted Share Units in such Participant's Account, the Payout Date with respect to such Vested Restricted Share Units shall, notwithstanding any provision in the Grant Agreement, be accelerated to the Participant's Termination Date and the Corporation shall, as soon as practicable following such Termination Date, issue or provide Shares or make payment to such Participant, or Beneficiary thereof, as applicable, with respect to such Vested Restricted Share Units in accordance with Section 6.

9. FORFEITED RESTRICTED SHARE UNITS

9.1 Termination of Restricted Share Units on Expiry Date

Notwithstanding any other provision of the Plan or a Grant Agreement, Restricted Share Units granted hereunder shall terminate on, if not paid out or previously terminated and forfeited in accordance with the Plan, and be of no further force and effect after, the Expiry Date.

10. DIVIDENDS

10.1 Payment of Dividend Equivalents

A Grant Agreement may, but need not, provide for the accrual of dividend equivalent amounts for the account of a Participant with respect to cash dividends paid in the ordinary course to Shareholders in respect of outstanding Shares.  If the Grant Agreement provides that dividend amount will accrue, then if and when a cash dividend is paid to Shareholders on the Shares while a Share Unit is outstanding, no payment in cash shall be made to each Participant in respect of the Restricted Share Units; however, each Participant will be credited with additional Restricted Share Units reflective of the cash dividends to such Participant. In such case, the number of additional Restricted Share Units will be equal to the aggregate amount of dividends that would have been paid to the Participant if the Restricted Share Units in the Participant's Account on the record date had been Shares divided by the Market Value of a Share on the date on which dividends were paid by the Corporation. If the foregoing shall result in a fractional Share Unit, the fraction shall be disregarded.

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10.2 Vesting of Restricted Share Units Granted as Dividend Equivalents

The additional Restricted Share Units will vest and be settled on the Participant's Payout Date of the particular award of a Share Unit to which the additional Restricted Share Units relate.

11. ALTERATION OF NUMBER OF SHARES SUBJECT TO THE PLAN

11.1 Subdivisions, Consolidations, or Distributions Payable in Shares

In the event that there is a Reorganization pursuant to which the number or kind of outstanding Shares shall be subdivided or consolidated into a different number of Shares or a distribution shall be declared upon the Shares payable in Shares, the number of Restricted Share Units then recorded in the Participant's Account shall be adjusted by replacing such number by a number equal to the number of Shares which would be held by the Participant immediately after the distribution, subdivision or consolidation, should the Participant have held a number of Shares equal to the number of Restricted Share Units recorded in the Participant's Account on the record date fixed for such distribution, subdivision or consolidation, such adjustment, to be reasonably determined by the Committee and to be effective and binding for all purposes.

11.2 Other Reorganizations

In the event that there is Reorganization or other change, other than as specified in Section 11.1, pursuant to which the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged, then there shall be substituted for each Share referred to in the Plan or for each share into which such Share shall have been so changed or exchanged, the kind of securities into which each outstanding Share shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of Restricted Share Units then recorded in the Participant's Account, such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.

11.3 Take-Over Bids

If a bona fide offer (the "Offer") for Shares is made to Shareholders generally (or to a class of Shareholders that would include the Participant), which Offer, if accepted in whole or in part, would result in the offeror (the "Offeror") exercising control over the Corporation within the meaning of the Securities Act (British Columbia), then the Corporation shall, as soon as practicable following receipt of the Offer, notify each Participant of the full particulars of the Offer. The Board will have the sole discretion to amend, abridge or otherwise eliminate any vesting schedule related to each Participant's Restricted Share Units so that notwithstanding the other terms of this Plan, the underlying Shares may be issued to each Participant holding Restricted Share Units so as to permit the Participant to tender the Shares received in connection with the Restricted Share Units pursuant to the Offer.

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11.4 Adjustments

In the case of any such substitution, change or adjustment as provided for in this Section 11, the variation shall generally require that the aggregate Market Value of the Restricted Share Units then recorded in the Participant's Account prior to such substitution, change or adjustment will be proportionately and appropriately varied so that it be equal to such aggregate Market Value after the variation.

12. RESTRICTIONS ON ISSUANCES

12.1 The number of Shares which may be reserved for issuance under the Plan:

(a) shall not exceed 5% of the total number of issued and outstanding Shares on a non-diluted basis; and

(b) in combination with the aggregate number of Shares which may be issuable under any and all of the Corporation's Security Based Compensation Arrangements in existence from time to time, shall not exceed 10% of the total number of issued and outstanding Shares on a non-diluted basis, or such other number of Shares as shall have been duly approved by the Board, by the Exchange and by the Shareholders.

12.2 Participation Limits

The number of Shares which may be reserved for issuance under the Plan within any one-year period:

(a) to any one Participant, shall not exceed 5% of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis;

(b) under the Plan and any other of the Corporation's Security Based Compensation Arrangements (i) the aggregate number of Shares issued to Insiders, within any one year period; and (ii) the aggregate number of Shares issuable to Insiders at any time, shall not exceed 10% of the issued and outstanding Shares;

(c) to any one Consultant shall not exceed 2% in the aggregate of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis.

13. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

13.1 Amendments Requiring Shareholder Approval

The Board reserves the right, in its sole discretion, to amend, suspend or terminate the Plan or any portion thereof at any time, in accordance with Applicable Law, without obtaining the approval of Shareholders, unless required by the policies of the Exchange. Notwithstanding the foregoing, the Corporation will be required to obtain disinterested Shareholder approval for any amendment related to:

(a) the number or percentage of issued and outstanding Shares available for grant under the Plan (other than by virtue of adjustments pursuant to Section 11);

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(b) a change in the method of calculation of the payout of Restricted Share Units held by Participants; and

(c) an extension of the Payout Date of Restricted Share Units held by Participants.

13.2 Amendments Not Requiring Shareholder Approval

Without limiting the generality of the foregoing, unless otherwise required by the policies of the Exchange, the Board may make the following amendments to the Plan, without obtaining Shareholder approval:

(a) amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including the rules of the Exchange, in place from time to time;

(b) amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;

(c) amendments to the provisions of the Plan respecting the terms and conditions on which Restricted Share Units may be granted pursuant to the Plan, including the provisions relating to the payment of the Restricted Share Units;

(d) amendments necessary to suspend or terminate the Plan;

(e) amendments to the Plan that are of a "housekeeping" nature; and

(f) any other amendment, fundamental or otherwise, not requiring Shareholder approval under Applicable Laws or the applicable rules of the Exchange;

provided, however, that no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan.

13.3 Amendments Require Approval of the Exchange

All amendments to the Plan require prior approval of the Exchange.

13.4 Termination of the Plan

If the Corporation terminates the Plan, Restricted Share Units previously credited shall, at the discretion of the Corporation, either:

(a) be settled immediately in accordance with the terms of the Plan in effect at such time; or

(b) remain outstanding and in effect and settled in due course in accordance with the applicable terms and conditions, in either case without shareholder approval.

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14. ADMINISTRATION

14.1 Powers and Duties of the Committee

Unless otherwise determined by the Board, the Plan shall be administered by the Committee subject to Applicable Laws.  The Committee shall have full and complete authority to interpret the Plan, to prescribe such rules and regulations and to make such other determinations as it deems necessary or desirable for the administration of the Plan.  All actions taken and decisions made by the Committee shall be final, conclusive and binding on all parties concerned, including, but not limited to, the Participants and their beneficiaries and legal representatives, each Designated Subsidiary and the Corporation.  All expenses of administration of the Plan shall be borne by the Corporation.

14.2 Records and Accounts

The Corporation shall keep or cause to be kept such records and accounts as may be necessary or appropriate in connection with the administration of the Plan and the discharge of its duties.  At such times as the Corporation shall determine, the Corporation shall furnish the Participant with a statement setting forth the details of his or her Restricted Share Units including the Grant Date and the Vested Restricted Share Units and unvested Restricted Share Units held by each Participant.  Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is given to the Corporation within 30 days after such statement is given to the Participant.

14.3 Services in Connection with Administration of Plan

The Corporation may, at its discretion, appoint one or more persons or companies to provide services in connection with the Plan including without limitation, administrative and record-keeping services.

15. BENEFICIARIES AND CLAIMS FOR BENEFITS

15.1 Designation of Beneficiary

Subject to the requirements of Applicable Law, a Participant may designate in writing a Beneficiary to receive any benefits that are payable under the Plan upon the death of such Participant.  The Participant may, subject to Applicable Law, change such designation from time to time.  Such designation or change shall be in such form and executed and filed in such manner as the Corporation may from time to time determine.

16. GENERAL

16.1 Transfer of Employment and Leave of Absence

The transfer of an Employee from the Corporation to a Designated Subsidiary, from a Designated Subsidiary to the Corporation or from a Designated Subsidiary to another Designated Subsidiary, shall not be considered a termination of employment for the purposes of the Plan, nor shall it be considered a termination of employment if a Participant is placed on such other leave of absence which is considered by the Corporation as continuing intact the employment relationship.

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16.2 Withholding

The Corporation or a Designated Subsidiary may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation or the Designated Subsidiary will be able to comply with the provisions of any Applicable Law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. For greater certainty, if a Participant is or becomes subject to tax in more than one jurisdiction, the Corporation or a Designated Subsidiary may be required to withhold or account for taxes in more than one jurisdiction.  Each of the Corporation or a Designated Subsidiary shall also have the right in its discretion to satisfy any such withholding tax liability by, among other things, requiring the Participant to remit such amounts to the Corporation or a Designated Subsidiary, or by retaining, acquiring or selling on behalf of a Participant any Shares which would otherwise be issued or provided to a Participant hereunder.

Notwithstanding any provision in this Plan, the ultimate liability for all taxes legally payable by a Participant is and remains the Participant's responsibility, and such tax liability may exceed the amount actually withheld by the Corporation or a Designated Subsidiary.  Neither the Corporation nor a Designated Subsidiary (a) makes any representations or undertakings regarding the treatment of any taxes under Applicable Laws in connection with any aspect of this Plan; and (b) commits to or is under any obligation to structure the terms of this Plan to reduce or eliminate a Participant's liability for taxes or achieve any particular tax result under any Applicable Law.

16.3 Successors and Assigns

The Plan shall enure to the benefit of and be binding upon the Corporation, its successors and assigns.

16.4 Assignment and Transfer

The interest of any Participant under the Plan or in any Share Unit shall not be transferable or assignable other than by will or the laws of descent and distribution.

16.5 Compliance with Applicable Law

The Corporation's grant of any Restricted Share Units or issuance of any Shares hereunder is subject to compliance with Applicable Law applicable thereto. As a condition of participating in the Plan, each Participant agrees to comply with all Applicable Law and agrees to furnish to the Corporation or a Designated Subsidiary all information and undertakings as may be required to permit compliance with Applicable Law.

16.6 No Shareholder Rights

A Participant shall not have the right or be entitled to exercise any voting rights, receive any distribution or have or be entitled to any other rights as a Shareholder in respect of any Restricted Share Units.

16.7 No Right to Employment or Entitlement to Grant

Neither designation of an Employee as a Participant nor the grant of any Restricted Share Units to any Participant entitles any Participant to the grant, or any additional grant, as the case may be, of any Restricted Share Units under the Plan.  Neither the Plan nor any action taken thereunder shall interfere with the right of the Corporation or a Designated Subsidiary to terminate a Participant's employment, or service under contract, at any time.  Neither any period of notice, if any, nor any payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall be considered as extending the period of employment for the purposes of the Plan.

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16.8 Participation Voluntary

Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any Employee's employment or any consultant's contractual relationship with the Corporation or a Designated Subsidiary.

16.9 Unfunded Plan

The Plan shall be an unfunded obligation of the Corporation.  Neither the establishment of the Plan nor the grant of any Restricted Share Units or the setting aside of assets by the Corporation (if, in its sole discretion, it chooses to do so) shall be deemed to create a trust.  The right of the Participant or Beneficiary to receive payment pursuant to the Plan shall be no greater than the right of other unsecured creditors of the Corporation.

16.10 No Other Benefits

The Corporation makes no representation or warranty as to the future market value of any Shares delivered in accordance with the provisions of the Plan.  In seeking the benefits of participation in the Plan, a Participant agrees to exclusively accept all risks associated with a decline in the market price of Shares and all other risks associated with the holding of a Share Unit.

16.11 Final Determination

Any determination or decision by or opinion of the Committee made or held pursuant to the terms of the Plan shall be final, conclusive and binding on all parties concerned. All rights, entitlements and obligations of Participants under the Plan are set forth in the terms of the Plan and cannot be modified by any other documents, statements or communications, except by Plan amendments referred to in the Plan.

16.12 Ability to Reorganize Corporation Notwithstanding Restricted Share Units

The existence of any Restricted Share Units shall not affect in any way the right or power of the Corporation or its Shareholders to make or authorize any adjustment, recapitalization, Reorganization or other change in the Corporation's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

16.13 Interpretation

In this text, words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine and neutral genders.

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16.14 Governing Law

This Plan is established under the laws of the Province of British Columbia and the rights of all parties and the construction of each and every provision of the Plan and any Restricted Share Units granted hereunder shall be construed according to the laws of the Province of British Columbia.

16.15 Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

16.16 Effective Date

The effective date of this Plan shall be April 28, 2021.

Approved by the Shareholders on June 3, 2021

Kelso Technologies Inc. 2021 Restricted Share Unit Plan June 3, 2021 Page 2 of 12